UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DREAMWORKS ANIMATION SKG, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SUPPLEMENT DATED MAY 11, 2015 TO

PROXY STATEMENT DATED APRIL 15, 2015

OF DREAMWORKS ANIMATION SKG, INC.

DreamWorks Animation SKG, Inc. (the “Company”) previously filed its Proxy Statement on Schedule 14A dated April 15, 2015 (the “Proxy Statement”) relating to its 2015 Annual Meeting of Stockholders to be held on May 26, 2015. As provided by Item 9 of Regulation 14A issued under the Securities Exchange Act of 1934, the Proxy Statement on pages 17 and 18 includes a table of the fees billed to the Company by its independent registered public accounting firm and descriptions of the various categories thereof for the years ended December 31, 2013 and 2014. In the description of the category “All Other Fees”, the Proxy Statement should have stated that, in addition to fees for the use of an on-line accounting research tool and for accounting and tax publications, such fees in 2013 also included those for advisory services for information security control assessments.